UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 15, 2006

OUTDOOR CHANNEL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-17287	33-0074499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4344 Business Park Drive, Suite 113
Temecula, California 92590
(Address of principal executive offices, including zip code)

(951) 699-4749
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01–Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Outdoor Channel Holdings, Inc. (Nasdaq: OUTD) today announced that on November 15, 2006 it received a Nasdaq Staff Determination Letter stating that the company is not in compliance with the requirements for continued listing as set forth in Nasdaq Marketplace Rule 4310(c)(14) because it has not timely filed its Quarterly Report on Form 10-Q for the period ended September 30, 2006.

Accordingly, the Nasdaq Staff Determination Letter indicated that the company’s securities are subject to delisting from the Nasdaq Global Market unless Outdoor Channel Holdings requests a hearing before a Nasdaq Listing Qualifications Panel (Panel). The company intends to timely request a hearing to review the staff’s determination which will automatically stay the delisting and allow the company’s common stock to continue trading on Nasdaq under its symbol, OUTD, pending the hearing and a decision by the Panel.  There can be no assurance that the Panel will grant the company’s request for continued listing as a result of the hearing.

The Company issued a press release disclosing that it received a notice of potential delisting from Nasdaq due to the late filing of its Quarterly Report on Form 10-Q as described above. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01               Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Outdoor Channel Holdings, Inc. News Release issued November 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC., a Delaware corporation

	By:	/s/ Thomas E. Hornish
Thomas E. Hornish General Counsel

Date: November 21, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Outdoor Channel Holdings, Inc. News Release issued November 21, 2006